Exhibit 23(b)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-3 of our reports dated February 10, 1997, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 28, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/Deloitte & Touche
Deloitte & Touche LLP
Chicago, Illinois
July 7, 1997